UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2010

UNUM GROUP

(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices)(Zip Code)

(423) 294-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 15, 2010, Unum Group, a Delaware corporation (“Unum Group” or the “Company”), announced that it had completed an offering of $400,000,000 aggregate principal amount of 5.625% Senior Notes due 2020 (the “Notes”). The Notes were offered and sold pursuant to an Underwriting Agreement, dated September 8, 2010 (the “Underwriting Agreement”), and issued by the Company under an Indenture dated as of September 30, 2009. Copies of the Underwriting Agreement, the form of the Notes, and a news release concerning the offering of Notes are attached hereto as Exhibits 1.1, 4.1, and 99.1, respectively.

The Notes were offered and sold under the Company’s effective registration statement on Form S-3 (File No. 333-155283) filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 12, 2008. The Company has filed with the SEC a prospectus supplement, dated September 8, 2010, together with the accompanying base prospectus, dated November 12, 2008, relating to the offer and sale of the Notes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated September 8, 2010, with respect to 5.625% Senior Notes due 2020, between Unum Group and Morgan Stanley & Co. Incorporated and UBS Securities LLC, on behalf of themselves and the Underwriters named therein.

4.1	Form of 5.625% Senior Note due 2020.

99.1	News release of Unum Group dated September 15, 2010, concerning offering of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group (Registrant)

Date: September 15, 2010	By:	/s/ Susan N. Roth
Name: Susan N. Roth Title: Vice President, Transactions, SEC and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 8, 2010, with respect to 5.625% Senior Notes due 2020, between Unum Group and Morgan Stanley & Co. Incorporated and UBS Securities LLC, on behalf of themselves and the Underwriters named therein.

4.1	Form of 5.625% Senior Note due 2020.

99.1	News release of Unum Group dated September 15, 2010, concerning offering of the Notes.